EXHIBIT 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (the “Amendment”) is made and entered as of May 1, 2014 (the “Second Amendment Effective Date”), and is by and among Fifth Third Bank, an Ohio banking corporation (“Lender”), Superior Uniform Group, Inc., a Florida corporation (“Borrower”), and Borrower’s Wholly Owned Subsidiaries, Fashion Seal Corporation, a Nevada corporation (“Fashion Seal”), and The Office Gurus, LLC, a Florida limited liability company (“TOG”). Borrower, Fashion Seal, TOG and each other Person becoming a Subsidiary Loan Party and a Guarantor at any time as provided in Sections 6.19 and 6.20 of the Credit Agreement (as herein defined), are each individually sometimes referred to herein as a “Loan Party” and collectively as the “Loan Parties”.

W I T N E S S E T H:

WHEREAS, the parties have previously entered into that certain Second Amended and Restated Credit Agreement dated as of July 1, 2013, as previously modified and amended by that certain First Amendment and Waiver to Second Amended and Restated Credit Agreement and Other Loan Documents among the parties dated October 22, 2013 (collectively, the “Existing Credit Agreement” and as amended and modified by this Amendment and as the same may be further amended, modified, restated or supplemented at any time hereafter, the “Credit Agreement”); and,

WHEREAS, Borrower has requested that Lender open for Borrower an additional revolving line of credit (the “Add-On Revolving Credit Facility”) in a maximum principal amount of up to $10,000,000.00, subject to permanent diminution as herein provided;

WHEREAS, the parties are mutually desirous of entering into this Amendment to provide for the Add-On Revolving Credit Facility and to further amend and modify the Existing Credit Agreement and the Security Agreement on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.     Recitals. The foregoing recitals are true and correct and are hereby incorporated by reference into and made a part of this Amendment for all purposes.

2.     Certain Terms and Definitions. The initially capitalized and/or capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the meanings ascribed to said terms in the Existing Credit Agreement.

3.     Reaffirmation. The Loan Parties each acknowledge and reaffirm that the Credit Agreement and each of the other Loan Documents to which they are a party continues to remain in full force and effect in the manner and to the extent set forth therein, and the Credit Agreement and each such other Loan Document constitute the legal, valid and binding obligation of the Loan Parties which are party thereto, enforceable against them in accordance with their respective terms.

4.     Amendments. In reliance on the representations and warranties set forth in Section 5 of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 6 of this Amendment, the Existing Credit Agreement and the Security Agreement are each hereby amended effective as of, from and after the date of this Amendment as follows:

(a)	Modifications to Article One—Definitions.

(i)	Article One of the Credit Agreement is hereby modified and amended so as to add the following new terms and their respective definitions in the correct alpha-numeric sequence:

“Add-On Advance” shall mean the aggregate principal amount of any borrowing of funds under the Add-On Revolving Credit Facility.

“Add-On Revolving Commitment Amount” shall initially mean the principal sum of $10,000,000.00 and upon and after Borrower’s giving any Permanent Diminution Notice pursuant to the terms of Section 2.04 shall mean the Add-On Revolving Credit Facility Cap as set forth in said Permanent Diminution Notice.

“Add-On Revolving Commitment Termination Date” shall mean the earliest of (i) July 1, 2016 and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

“Add-On Revolving Credit Facility” shall mean the revolving line of credit described in Section 2.04, opened as of the Second Amendment Effective Date in the principal amount of up to $10,000,000.00, subject to diminution, however, as provided in Section 2.04 and to be used for the purposes described in Section 2.04.

“Add-On Revolving Credit Facility Availability Period” shall mean the period commencing on the Second Amendment Effective Date and ending on the Add-On Revolving Commitment Termination Date.

“Add-On Revolving Credit Facility Applicable Libor Margin” shall mean 0.950%.

“Add-On Revolving Credit Facility Borrowing Availability” means, at any time, the amount by which the Add-On Revolving Commitment Amount exceeds the sum of the outstanding principal balance of the Add-On Revolving Credit Facility.

“Add-On Revolving Credit Facility Cap” shall have the meaning ascribed to said term in Section 2.04(e).

“Add-On Revolving Credit Facility Fee” shall have the meaning ascribed to said term in Section 3.06(b) hereof.

“Add-On Revolving Credit Facility Interest Rate” shall mean an adjustable rate per annum equal to the Libor Rate, as from time to time in effect, plus the Add-On Revolving Credit Facility Applicable Libor Margin.

“Add-On Revolving Credit Facility Maturity Date” shall mean July 1, 2016.

“Add-On Revolving Credit Facility Notice of Borrowing” shall mean a Notice of Borrowing in the form of Exhibit “I” attached to the Second Amendment to be delivered by Borrower to Lender as a condition of obtaining any Add-On Advance under the Add-On Revolving Credit Facility as provided in Section 2.04(d) hereof.

“Add-On Revolving Note” shall mean the Add-On Revolving Line of Credit Promissory Note in the principal amount of up to $10,000,000.00, as the same is subject to diminution as provided in Section 2.04 hereof, executed by Borrower and payable to the order of Lender, in the form of Exhibit “J” attached to the Second Amendment, together with all amendments, modifications, replacements, consolidations, or renewals thereof or supplements thereto.

“Add-On Unused Line Fee” shall have the meaning ascribed to said term in Section 3.06(b) hereof.

“First Amendment” shall mean that certain First Amendment and Waiver to Second Amended and Restated Credit Agreement and Other Loan Documents among Lender and the Loan Parties dated as of the First Amendment Effective Date.

“First Amendment Effective Date” shall mean October 22, 2013

“Permanent Diminution Notice” shall have the meaning ascribed to said term in Section 2.04(e).

“Second Amendment” shall mean that certain Second Amendment to Second Amended and Restated Credit Agreement and Other Loan Documents among Lender and the Loan Parties dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” shall mean May 1, 2014.

(ii)	Article One of the Existing Credit Agreement is hereby modified and amended so as to amend and restate in their entirety the following terms and their respective definitions:

“Credit Facility” or “Credit Facilities” shall mean individually any of, and collectively all of, the Term Loan, the Revolving Credit Facility, and the Add-On Revolving Credit Facility.

“Note” or “Notes” shall mean individually any of, and collectively all of, the Term Loan Note, the Revolving Note and the Add-On Revolving Note.

(b)	Modifications to Article Two—Credit Facilities and Letters of Credit. The Credit Agreement is hereby modified and amended so as to add the following new Section 2.04 thereto:

2.04	Add-On Revolving Credit Facility.

(a)     General Terms. Upon the execution of the Second Amendment and compliance the terms and conditions of the Second Amendment and this Agreement, as modified by the Second Amendment, and effective as of the Second Amendment Effective Date, Lender agrees to open the Add-On Revolving Credit Facility for Borrower, which shall be available to Borrower during the Add-On Revolving Credit Facility Availability Period such that so long as no Default Condition or Event of Default exists as of the date of each Add-On Advance, the Add-On Revolving Commitment Termination Date has not occurred, and the Add-On Revolving Credit Facility has not been otherwise terminated, Borrower may borrow, re-pay (either partially or wholly) and re-borrow on a revolving basis Add-On Advances in an aggregate outstanding principal amount not to exceed the Add-On Revolving Commitment Amount, and otherwise upon and subject to the terms, conditions and limitations herein contained. Each borrowing under the Add-On Revolving Credit Facility shall be made as an Add-On Advance hereunder and under the Add-On Revolving Note for providing working capital to Borrower and other general business purposes.

(b)     Add-On Revolving Note. The Add-On Revolving Credit Facility shall be evidenced by the Add-On Revolving Note, which shall (i) be executed by the Borrower, (ii) be payable to the order of Lender, (iii) be dated as of the Second Amendment Effective Date, (iv) be in a stated principal amount of $10,000,000.00, subject to diminution as provided in Section 2.04(e), (v) bear interest at the Add-On Revolving Credit Facility Interest Rate in accordance with the provisions of the Add-On Revolving Note and Section 3.01(c) hereof, (vi) provide for monthly payments of interest only at the Add-On Revolving Credit Facility Interest Rate on each Payment Date commencing on June 1, 2014, as provided in the Add-On Revolving Note, (vii) be due and payable in full in accordance with the Add-On Revolving Note and Section 3.02(c) hereof on the Add-On Revolving Line of Credit Maturity Date, and (viii) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

(c)     Voluntary Prepayments. The Borrower shall have the right to prepay the

Add-On Revolving Credit Facility, in whole or in part, at any time, without premium or penalty. Any principal prepayment of the Add-On Revolving Note shall be applied to payments due under the Add-On Revolving Note in the inverse order of their maturity. Notwithstanding the foregoing, any and all obligations of the Loan Parties under any Rate Management Agreement(s) must also be fully satisfied by the Borrower, in accordance with the terms of such Rate Management Agreement(s), prior to release of any of the Collateral.

(d)     Procedure for Add-On Advances.

(i)      Lender agrees to make Add-On Advances under the Add-On Revolving Credit Facility to the Borrower from time to time in accordance with the treasury and cash management services and products provided to the Borrower by the Lender.

(ii)     Except as provided in clause (i) above, in order to obtain any other Add-On Advance under the Add-On Revolving Credit Facility, Borrower shall submit to Lender an Add-On Revolving Credit Facility Notice of Borrowing setting forth the principal amount of the Add-On Advance to be obtained by Borrower from Lender pursuant to the terms hereof. So long as such Add-On Revolving Credit Facility Notice of Borrowing is received by the Lender prior to 11:00 a.m. (Cincinnati, Ohio time), such Add-On Advance can be made on the Business Day of receipt of such notice. Unless otherwise indicated by the Borrower, each Add-On Revolving Credit Facility Notice of Borrowing shall be irrevocable.

The amount of each Add-On Advance, whether advanced pursuant to clause (i) or clause (ii) above, when added to the then outstanding principal balance of the Add-On Revolving Credit Facility shall not exceed in any and all events the Add-On Revolving Commitment Amount.

(e)     Diminution of Add-On Revolving Credit Facility. During the term of the Add-On Revolving Credit Facility, Borrower shall be entitled, from time to time, to permanently reduce the amount of the Add-On Revolving Credit Facility Commitment Amount (and as a result thereof, the Add-On Revolving Credit Facility Borrowing Availability) by (i) providing to Lender written notice not less than ten (10) days prior to the requested effective date of such permanent reduction in the form of Exhibit “K” attached to the Second Amendment (each, a “Permanent Diminution Notice”) setting forth the effective date of such permanent reduction and the principal amount to which the Add-On Revolving Credit Facility Commitment Amount is to be reduced (each such reduced amount, the “Add-On Revolving Credit Facility Cap”) and (ii) to the extent that the then outstanding principal balance of the Add-On Revolving Credit Facility exceeds the principal amount set forth in the Permanent Diminution Notice to which the Add-On Revolving Credit Facility is to be reduced, Borrower shall tender to Lender a payment of principal in an amount necessary to reduce the outstanding principal balance of the Add-On Credit Facility to not more than the principal amount set forth in the Permanent Diminution Notice together with interest on said principal portion then being paid as provided herein and in the Add-On Credit Facility Note, which payments shall be in good, collected funds. Upon the effective date as set forth in any Permanent Diminution Notice, the Add-On Revolving Credit Facility Commitment Amount shall thereafter be permanently reduced to the principal amount set forth in such Permanent Diminution Notice, and thereafter, Borrower shall have no right or entitlement to obtain Add-On Advances which would result in the outstanding principal balance of the Add-On Revolving Credit Facility exceeding the Add-On Revolving Credit Facility Commitment Amount after giving effect to such Permanent Diminution Notice. Each Permanent Diminution Notice once given shall be irrevocable by Borrower.

(c)	Modifications to Article Three—Interest, Principal Mandatory Principal Prepayments, Late Charges, Fees, Inability to Determine Interest Rates, Illegality, Increased Costs, Taxes.

(i)	Section 3.01 of the Credit Agreement is hereby modified and amended as of, from and after the date hereof as follows:

A.	The existing Subsection (c) is hereby re-lettered as “(d)” and is amended and restated as follows:

(d)     Default Rate. Upon the occurrence and during the continuance of an Event of Default, all outstanding principal of the Term Loan, the Revolving Credit Facility and the Add-On Revolving Credit Facility shall bear interest in accordance with the Term Loan Note, the Revolving Note, and the Add-On Revolving Credit Facility Note, respectively, at the Default Rate, and such default interest shall be payable pursuant to each of the Term Loan Note, the Revolving Note, the Add-On Revolving Note on each Payment Date or upon demand or acceleration by Lender. To the greatest extent permitted by law, interest shall continue to accrue under the Notes at the Default Rate after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

B.	A new Subsection (c) reading as follows is hereby added to Section 3.01 of the Credit Agreement:

(c)     Add-On Revolving Credit Facility. The Borrower shall pay interest on the Add-On Revolving Credit Facility pursuant to the terms of the Add-On Revolving Note in arrears as provided in the Add-On Revolving Note on each Payment Date commencing with the Payment Date occurring on June 1, 2014, in respect to the unpaid principal balance of the Add-On Revolving Credit Facility, at the Add-On Revolving Credit Facility Interest Rate as in effect from time to time.

C.	The existing Subsection (d) is hereby re-Lettered as “(e)” and is amended and restated as follows:

(e)     Maximum Rate. Nothing contained in the Notes, this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to Lender at a rate in excess of the Maximum Rate. If the amount of interest payable for the account of Lender under any of the Term Loan Note, the Revolving Note, the Add-On Revolving Note on any Payment Date or upon the Maturity Date, as to the Term Loan, or the Revolving Credit Facility, or the Add-On Revolving Credit Facility Maturity Date as to the Add-On Revolving Credit Facility, would exceed the maximum amount permitted by Applicable Law to be charged by Lender, the amount of interest payable for its account on such Payment Date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction, if from time to time thereafter the amount of interest payable on any Payment Date or upon the Maturity Date, as to the Term Loan or the Revolving Credit Facility, or upon the Add-On Line of Credit Maturity Date, as to the Add-On Revolving Credit Facility, as applicable, would be less than the maximum amount permitted by applicable law to be charged by Lender, then the amount of interest payable on such subsequent Payment Date or upon the Maturity Date, as to the Term Loan or the Revolving Credit Facility, or the Add-On Credit Facility Maturity Date, as to the Add-On Revolving Credit Facility shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid to the Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(ii)	Section 3.02 of the Credit Agreement is hereby modified and amended as of, from and after the date hereof to add the following new Subsection (c):

(c)     Add-On Revolving Credit Facility. Borrower shall pay the outstanding principal balance of the Add-On Revolving Credit Facility in accordance with the Add-On Revolving Note in full on the Add-On Revolving Credit Facility Maturity Date.

(iii)	Section 3.03(d) of the Credit Agreement is hereby amended and restated as follows:

(d)   Subject to Section 8.02, amounts to be applied in connection with prepayments made pursuant to Sections 3.03(a), (b), or (c) shall be applied first, to Lender’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Credit Facilities; third, to the principal balance of the Term Loan, until the same shall have been paid in full, and applied to the scheduled payments of principal in inverse order of their maturities; fourth, to the principal balance of the Add-On Revolving Credit Facility, until the same shall have been paid in full; fifth, to the principal balance of the Revolving Credit Facility, until the same shall have been paid in full; and sixth, to cash collateralize the Letters of Credit in accordance with Section 2.03(d) in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon. Neither the Revolving Commitment Amount nor the Add-On Revolving Commitment Amount shall be permanently reduced by the amount of any prepayments made pursuant this the Section 3.03(d).

(iv)	Section 3.06 of the Credit Agreement is hereby amended and restated as follows:

3.06 Unused Line Fee; Add-On Credit Facility Fee; Add-On Credit Facility Unused Line Fee.

(a)     Borrower shall unconditionally pay to Lender, in arrears, on the first Business Day of each April, July, October and January, beginning October 1, 2013, an availability fee (the “Unused Line Fee”) equal to one-tenth of one percent (0.10%) of the average daily Borrowing Availability for the preceding calendar quarter or portion thereof.

(b)     Borrower shall pay to Lender on the Second Amendment Effective Date, and as a condition of opening the Add-On Revolving Credit Facility, a fee (the “Add-On Revolving Credit Facility Fee”) in the amount of 0.25% of the initial Add-On Revolving Credit Facility Commitment or $25,000.00.

(c)     Borrower shall unconditionally pay to Lender, in arrears, on the first Business Day of each April, July, October, and January, beginning July 1, 2014, an availability fee (the “Add-On Unused Line Fee”) equal to one-half percent (0. 50%) of the average daily Add-On Revolving Credit Facility Borrowing Availability for preceding calendar quarter or portion thereof.

(v)

Section 3.08 of the Credit Agreement is hereby modified and amended so as to substitute the phrase “the Term Loan Note, the Revolving Note and the Add-On Revolving Note” for the phrase “the Term Loan Note and the Revolving Note” each place that it appears in such Section.

(vi)

Section 3.09 of the Credit Agreement is hereby modified and amended so as to substitute the phrase “the Term Loan Note, the Revolving Note and the Add-On Revolving Note” for the phrase “the Term Loan Note and the Revolving Note” each place that it appears in such Section and is further modified and amended so as to substitute the phrase “the Term Loan Note, the Revolving Note or the Add-On Revolving Note” for the phrase “the Term Loan Note or the Revolving Note” each place that it appears in such Section.

(vii)

Section 3.08 of the Credit Agreement is hereby modified and amended so as to substitute the phrase “the Term Loan Note, the Revolving Note and the Add-On Revolving Note” for the phrase “the Term Loan Note and the Revolving Note” each place that it appears in such Section.

(viii)

Section 3.11 of the Credit Agreement is hereby modified and amended so as to add the phrase “and/or the Add-On Revolving Credit Facility Interest Rate” after the phrase “Interest Rate” in the fourth (4th) line of said Section, and is further modified and amended so as to add the following to the end of such Section after the phrase “Applicable Libor Margin”: “….and the term “Add-On Revolving Credit Facility Interest Rate” for such periods shall mean the substituted reference rate, as from time to time in effect, plus the Add-On Revolving Credit Facility Applicable Libor Margin”.

(ix)	Section 3.12 of the Credit Agreement is hereby amended and restated as follows:

3.01     Illegality. If any Change in Law shall make it unlawful or impossible for Lender to maintain or fund the Term Loan or the Revolving Credit Facility at the Interest Rate or the Add-On Revolving Credit Facility at the Add-On Revolving Credit Facility Interest Rate, Lender shall promptly give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of Lender to maintain the Term Loan and the Revolving Credit Facility at the Interest Rate and the Add-On Revolving Credit Facility at the Add-On Revolving Credit Facility at the Add-On Revolving Credit Facility Interest Rate shall be suspended and (ii) and the Credit Facilities shall bear interest at a variable rate of interest based on some other publicly available comparable reference rate as determined by Lender in its reasonable discretion and interest on the Credit Facilities shall adjust simultaneously with any fluctuation in such substituted reference rate, and references herein to the term “Interest Rate” as to the Term Loan and the Revolving Credit Facility for such periods shall mean the substituted reference rate, as from time to time in effect, plus the Applicable Libor Margin and references herein to the term “Add-On Revolving Line of Credit Interest Rate” as to the Add-On Revolving Credit Facility for such periods shall mean the substituted reference rate, as from time to time in effect, plus the Add-On Revolving Credit Facility Applicable Libor Margin.

(x)

Section 3.14(a) of the Credit Agreement is hereby modified and amended so as to substitute the phrase “the Term Loan Note, the Revolving Note and the Add-On Revolving Note” for the phrase “the Term Loan Note and the Revolving Note” each place that it appears in such Section.

(d)	Modifications to Article Four—Conditions to Credit Facilities and Letters of Credit.

(i)	A new Section 4.01A reading as follows is hereby added to Article 4 of the Credit Agreement immediately after Section 4.01 thereof:

4.01A     Conditions To Effectiveness of Add-On Revolving Credit Facility. The obligations of Lender to make Add-On Advances under the Add-On Revolving Credit Facility hereunder shall not become effective until the date on which each of conditions set forth in the Second Amendment is satisfied.

(ii)	The existing Section 4.03 of the Credit Agreement is hereby renumbered as “4.04” and a new Section 4.03 of the Credit Agreement reading as follows is hereby added to Article 4 of the Credit Agreement:

4.03     Each Advance Under Add-On Revolving Credit Facility. The obligation of the Lender to make each Add-On Advance under the Add-On Revolving Credit Facility is further subject to the satisfaction of the following conditions:

(a)     at the time of and immediately after giving effect to such Add-On Advance, no Default Condition or Event of Default shall exist;

(b)     at the time of and immediately after giving effect to such Add-On Advance, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except where the same are qualified by materiality, in which case the same shall be true and correct in all respects) on and as of the date of such Add-On Advance, in each case before and after giving effect thereto; and

(c)     if required pursuant to Section 2.04(d)(ii), Borrower shall have delivered to Lender an Add-On Revolving Credit Notice of Borrowing.

Each Add-On Advance shall be deemed to constitute a representation and warranty by the Loan Parties on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.03.and that all of the representations and warranties provided in Article Five hereof remain true, accurate and complete in all material respects.

(e)	Modifications to Article Eight—Events of Default.

(i)	Section 8.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)     Borrower shall fail to pay any principal of the Term Loan, the Revolving Credit Facility, or the Add-On Revolving Credit Facility when and as the same shall become due and payable pursuant to the terms of this Agreement and/or the Term Loan Note, the Revolving Note, and/or the Add-On Revolving Note, as applicable, whether at the due date thereof, at a date fixed for prepayment, upon acceleration or otherwise; or

(ii)	Section 8.01(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)     Borrower shall fail to pay any interest on the Term Loan, the Revolving Credit Facility, or the Add-On Revolving Credit Facility or any fee or any other amount (other than an amount payable under subparagraph (a) of this Section 8.01) payable under this Agreement, and/or the Term Loan Note, the Revolving Note, or the Add-On Revolving Note, as applicable, or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten (10) days; or

(f)

Additional Exhibits. Exhibits “I,” “J,” and “K” attached to this Amendment, being the forms of the Add-On Revolving Credit Facility Notice of Borrowing, Add-On Revolving Note and Permanent Diminution Notice, respectively, are hereby incorporated into and shall be deemed to be Exhibits to the Credit Agreement as if attached thereto.

(g)

Modifications to Security Agreement. The Security Agreement is hereby modified and amended so as to provide that the term “Credit Agreement” as used therein shall mean the Credit Agreement as modified hereby and by the First Amendment. The Security Agreement is further modified and amended so as to provide that the term “Secured Obligations” as used therein shall mean and include, without limitation, the Term Loan, the Revolving Credit Facility and the Add-On Revolving Credit Facility.

5.     Representations and Warranties. Each Loan Party hereby represents and warrants to Lender that:

(a)     the representations and warranties of each Loan Party contained in the Credit Agreement and each of the other Loan Documents (as amended hereby), or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(b)     this Amendment, the Credit Agreement and each of the other Loan Documents constitute the legal, valid, and binding obligation of the Loan Parties to the extent a party thereto, enforceable against the Loan Parties in accordance with their respective terms;

(c)     no Event of Default and/or Default Condition has occurred and is continuing, which will not be cured by, or will result from, the execution, delivery and performance of the terms and conditions of this Amendment;

(d)     no event or circumstance since the effective date of the Existing Credit Agreement has occurred that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(e)     each Loan Party has performed all of its obligations under the Credit Agreement and each of the other Loan Documents which are to be performed contemporaneously with or prior to the date hereof.

6.     Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Lender of each of the following (each appropriately completed and duly executed and delivered as required and otherwise in form and substance satisfactory to the Lender):

(a)     Lender shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including without limitation reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to Lender) required to be reimbursed or paid by Borrower hereunder and under any other Loan Document;

(b)     This Amendment duly executed by or on behalf of each party hereto;

(c)     The duly executed Add-On Revolving Note payable to the order of Lender;

(d)     An Amended and Restated Subsidiary Guaranty Agreement duly executed by the Subsidiary Loan Parties in favor of Lender;

(e)     A certificate of the Secretary, Assistant Secretary or other authorized officer, general partner, member or manager of each Loan Party in form and substance acceptable to the Lender, attaching and certifying copies of its articles or certificate of incorporation, articles of organization, certificate of limited partnership, bylaws, partnership agreement, limited liability company agreement or operating agreement, or comparable organizational documents and authorizations of each such Person’s board of directors, general partners, members or managers, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer, general partner, member or manager of each Loan Party executing the Loan Documents to which it is a party;

(f)     Certificates of good standing, status or existence, as may be available from the Secretary of State or other issuing agency of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation, partnership, or limited liability company;

(g)     Favorable written opinion of Hill Ward Henderson, counsel to the Loan Parties, addressed to Lender, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as Lender shall reasonably request;

(h)     A certificate, in form and substance acceptable to the Lender, dated the Closing Date and signed by a Responsible Officer, certifying that (x) no Default Condition or Event of Default exists, (y) all representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects and (z) since the date of the financial statements of the Loan Parties most recently delivered to Lender pursuant to the terms of the Credit Agreement, there shall has been no change which has had or could reasonably be expected to have a Material Adverse Effect;

(i)      Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the date hereof, together with all attorneys’ fees and costs of Lender incurred in connection with the evaluation of the circumstances surrounding, the negation of, and the documentation of this Amendment; and

(j)      Such other instruments, agreements and documents as the Lender may reasonably request.

7.     Miscellaneous.

(a)     Section headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

(b)     This Amendment and any amendment hereof or supplement hereto or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Delivery of an executed facsimile shall be effective as delivery of an original counterpart.

(c)     This Amendment shall be a contract made under and governed by the internal laws of the State of Florida, without giving effect to principles of conflicts of laws.

(d)     All obligations of the Loan Parties and rights of the Lender, that are expressed herein, shall be in addition to and not in limitation of those provided by applicable law.

(e)     Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)     This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Lender and their respective successors and assigns.

8.     Waiver and Release. Each Loan Party hereby: (a) affirms that it is indebted to the Lender under the terms and conditions of the Credit Agreement and the other Loan Documents, each of which constitutes the valid and binding obligation of the Loan Parties, enforceable in accordance with their respective terms, and that no offsets, expenses or counterclaims to their respective obligations thereunder exist; (b) affirmatively waives any right to challenge the liens and security interests granted in favor of the Lender under the Credit Agreement and the other Loan Documents or hereunder; and (c) further releases the Lender from and affirmatively waives any and all claims, counterclaims, or affirmative defenses it may have against the Lender as of and prior to the date hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Lender: FIFTH THIRD BANK, an Ohio banking corporation

By:
Andrew D. Hahn, Vice President

[Remainder of Page Intentionally Blank]

Borrower:

SUPERIOR UNIFORM GROUP, INC., a Florida corporation

By:
Andrew D. Demott, Jr.,
Executive Vice President, Chief Financial Officer and Treasurer

Fashion Seal:

FASHION SEAL CORPORATION, a Nevada corporation

By:
Andrew D. Demott, Jr.,
President

TOG:

THE OFFICE GURUS, LLC,
a Florida limited liability company
By:	SUPERIOR UNIFORM GROUP, INC.,
a Florida corporation, its Managing Member

By:
Andrew D. Demott, Jr.,
Executive Vice President, Chief Financial Officer and Treasurer

[Remainder of Page Intentionally Blank]

EXHIBIT “I”

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF ADD-ON REVOLVING CREDIT FACILITY NOTICE OF BORROWING

ADD-ON REVOLVING CREDIT FACILITY NOTICE OF BORROWING

[__________________]

Fifth Third Bank

201 East Kennedy Boulevard

18th Floor

Tampa, Florida 33602

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of July 1, 2013 (as amended and in effect on the date hereof, the “Credit Agreement”), between, inter alios, the undersigned, as Borrower and Fifth Third Bank, Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes an Add-On Revolving Credit Facility Notice of Borrowing, and the Borrower hereby requests an Add-On Advance under the Add-On Revolving Credit Facility opened pursuant to, and upon the terms and conditions of, the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Advance requested hereby:

(A)          Aggregate principal amount of Advance:

$[_______________]

(B)          Date of Advance (which is a Business Day):

[______________].

(C)          Location and number of Borrower’s account to which proceeds of Advance are to be disbursed:

Beneficiary Name: Superior Uniform Group, Inc.

Bank Name: [______________]

Account Number: [______________]

Routing Number: [______________]

The Borrower hereby represents and warrants that the conditions specified in Section 4.03 of the Credit Agreement are satisfied.

Very truly yours, SUPERIOR UNIFORM GROUP, INC.

By:
Name:
Title:

EXHIBIT “J”

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF ADD-ON REVOLVING NOTE

ADD-ON REVOLVING LINE OF CREDIT PROMISSORY NOTE

$10,000,000.00	Tampa, Florida

May 1, 2014

FOR VALUE RECEIVED, the undersigned, SUPERIOR UNIFORM GROUP, INC., a Florida corporation (the “Borrower”), hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”) or its assigns, at its office located at 201 East Kennedy Boulevard, 18th Floor, Tampa, Florida 33602, on the Maturity Date, as defined in the Second Amended and Restated Credit Agreement dated as of July 1, 2013, as the same has been amended and modified by that certain First Amendment and Waiver to Second Amended and Restated Credit Agreement and Other Loan Documents dated October 22, 2013, and that certain Second Amendment to Amended and Restated Credit Agreement and Other Loan Documents dated on or about the date hereof (collectively, as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between, inter alios, the Borrower and the Lender, the lesser of the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or the aggregate unpaid principal amount of all Add-On Advances made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, on each Payment Date at the rate or rates per annum applicable to the Add-On Revolving Credit Facility as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all out-of-pocket costs of collection, including the reasonable attorneys’ fees of the Lender. Capitalized or initially capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

If any payment of principal or interest is not paid when due under (whether by acceleration or otherwise) or within ten (10) days thereafter, the Borrower shall pay to Lender a late payment fee of 5% of the payment amount then due, with a minimum fee of $20.00.

Upon the occurrence and during the continuance of an Event of Default, all outstanding principal of this Note shall bear interest at the Default Rate, and such default interest shall be payable on each Payment Date or upon demand or acceleration by Lender. To the greatest extent permitted by law, interest shall continue to accrue under this Note at the Default Rate after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

The maximum principal amount of this Note is subject to periodic permanent diminution as provided in Section 2.04 (e) of the Credit Agreement upon Borrower’s delivery to Lender of any Permanent Diminution Notice and, upon any such permanent diminution, the maximum principal amount

DOCUMENTARY STAMP TAX IN THE AMOUNT OF $2,450.00 ON THIS ADD-ON REVOVLING LINE OF CREDIT PROMISSORY NOTE HAS BEEN PAID DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE.

available to be advanced under the Add-On Revolving Credit Facility shall be permanently reduced to the Add-On Revolving Credit Facility Cap set forth in each such Permanent Diminution Notice.

Subject to and upon compliance with all of the terms and conditions of the Credit Agreement, Borrower may borrow, repay and reborrow the proceeds of the Add-On Revolving Credit Facility.

All borrowings evidenced by this Add-On Revolving Line of Credit Promissory Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by the holder hereof in its internal records. Should a conflict arise between this Add-On Revolving Line of Credit Promissory Note and the Credit Agreement, the terms of the Credit Agreement shall control.

This Add-On Revolving Line of Credit Promissory Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS ADD-ON REVOLVING LINE OF CREDIT PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS ADD-ON REVOLVING LINE OF CREDIT PROMISSORY NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

BORROWER BY ITS EXECUTION HEREOF AND LENDER BY ITS ACCEPTANCE HEREOF, EACH IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Add-On Revolving Line of Credit Promissory Note to be signed by its duly authorized representative all as of the day and year first above written.

SUPERIOR UNIFORM GROUP, INC., a Florida corporation

By:
Andrew D. Demott, Jr., Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT “K”

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF PERMANENT DIMINUTION NOTICE

PERMANENT DIMINUTION NOTICE

[__________________]

Fifth Third Bank

201 East Kennedy Boulevard

18th Floor

Tampa, Florida 33602

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of July 1, 2013 (as amended and in effect on the date hereof, the “Credit Agreement”), between, inter alios, the undersigned, as Borrower and Fifth Third Bank, Lender. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Permanent Diminution Notice, and the Borrower hereby elects as of the Permanent Diminution Effective Date set forth below, which is not less than ten (10) days from the date of this notice, to permanently reduce the Add-On Revolving Commitment Amount for the Add-On Revolving Credit Facility to the principal sum set forth below as the Add-On Revolving Credit Facility Cap, and hereafter, the maximum amount of the Add-On Revolving Credit Facility is hereby permanently reduced to the Add-On Revolving Credit Facility Cap.

(A)     Permanent Diminution Effective Date: [___________, 20__]

(B)     Add-On Revolving Credit Facility Cap: $[_______________]

[Remainder of Page Intentionally Blank]

Very truly yours, SUPERIOR UNIFORM GROUP, INC.

By:
Name:
Title: